Exhibit 99.1

SEPARATION FROM EMPLOYMENT AGREEMENT AND RELEASE

1. This Separation from Employment Agreement and Release (this “Agreement”) is between the Executive, Martin T. Olsen, the Executive’s spouse, family, agents and attorneys (jointly, the “Executive”) and TSS, Inc. (the “Company”), its subsidiaries, affiliated entities, direct or indirect owners and its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, representatives, fiduciaries, and insurers (jointly, the ”Released Parties”). Reference is made to that certain Executive Employment Agreement (the “Employment Agreement”), effective as of January 14, 2014, between the Company and the Executive (the “Employment Agreement”).

2. The Company and the Executive agree that the Executive’s employment with the Company shall be terminated in accordance with Section 5.1 of the Employment Agreement, effective November 30, 2017, which will be the “Date of Termination” under the Employment Agreement. If the Executive signs this Agreement and does not revoke it, the Executive will receive a severance payment in the aggregate amount of $15,000, paid in monthly increments of $5,000. The Executive and the Company agree that the Executive shall provide transition services to the Company for a period of three (3) months following the Date of Termination (the “Transition Period”) on an as needed basis as requested by the Chief Executive Officer of the Company. Notwithstanding Section 5.4 of the Employment Agreement, such transition services during the Transition Period shall not be eligible for compensation to the extent that they do not exceed forty (40) hours per month.

3. Effective as of the Date of Termination, the Executive acknowledges that the Executive shall forfeit options to purchase 300,000 shares of the Company’s common stock previously granted to the Executive on January 14, 2014, and amended April 10, 2017.

4. The Executive, deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, agrees to and hereby does, forever and irrevocably fully waive the Executive’s right to assert any and all forms of legal claims against the Released Parties, of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date the Executive execute this Agreement (the “Execution Date”). Except as set forth below, the Executive’s waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Released Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Released Parties, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, the Executive specifically waives and releases the Released Parties from any Claim arising from or related to the Executive’s employment relationship with the Released Parties or the termination thereof, including, without limitation:

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Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this Paragraph are any Claims arising under the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act and any similar Maryland or other state statute.

*

Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to other terms and conditions of employment. Without limitation, specifically included in this Paragraph are any Claims arising under the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and any similar state statute.

*

Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

*	Any right to recover from any complaints, charges or lawsuits filed by any federal or state agency on the Executive’s behalf.
*	Any other Claim arising under state or federal law.

5. Notwithstanding the foregoing, this Agreement does not:

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release the Released Parties from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

*	prohibit the Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);
*	prohibit the Executive from participating in an investigation or proceeding by the EEOC or any comparable state or local agency; or
*

prohibit the Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the Age Discrimination in Employment Act and does not impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

6. The Executive understands that this Agreement is not an admission of liability under any statute or otherwise by the Released Parties, and that the Released Parties do not admit, but deny, any violation of the Executive’s legal rights, and that the Executive shall not be regarded as a prevailing party for any purpose, including but not limited to, determining responsibility for or entitlement to attorneys’ fees, under any statute or otherwise. The Executive agrees that in the event the Executive brings a Claim in which the Executive seeks damages or other relief from any Released Party, or in the event the Executive seeks to recover against any Released Party in any Claim brought by a governmental agency on the Executive’s behalf, this Agreement shall serve as a complete defense to such Claims.

7. The Executive agrees that the Executive has been paid for all hours worked, including any overtime bonus or other incentive compensation, has submitted all invoices and expense reports, and has not suffered any on-the-job injury for which the Executive has not already filed a claim. Notwithstanding the foregoing, the Company shall reimburse the Executive for any preapproved reasonable expenses incurred by the Executive in furtherance of the Company’s business prior to the Date of Termination if the Executive submits such expenses for reimbursement prior to February 28, 2018.

8. The Executive agrees that every term of this Agreement, including, but not limited to, the fact that an agreement has been reached and the amount paid, shall be treated by the Executive as strictly confidential, and expressly covenants not to display, publish, disseminate, or disclose the terms of this Agreement to any person or entity other than the Executive’s immediate family, the Executive’s attorney(s) (for purposes of seeking advice concerning this Agreement only) and the Employee’s accountant(s) (for purposes of seeking tax advice only), unless compelled to make disclosure by lawful court order or subpoena.

9. The Executive and the Company have entered into an Invention Assignment and Confidentiality Agreement (the “Assignment Agreement”). The Executive reaffirms his obligation to comply with all of the post-termination obligations in the Assignment Agreement and the Employment Agreement, including, without limitation, Sections 5.4, 6 and 7 of the Employment Agreement.

10. The Executive also agrees that:

☐ The Executive is entering into this Agreement knowingly and voluntarily;

☐ The Executive has been advised by the Company to consult an attorney;

☐ But for the Executive’s execution of this Agreement, the Executive would not otherwise be entitled to the payments described in Paragraph 2; and

☐ If any part of this Agreement is found to be illegal or invalid, the rest of the Agreement will be enforceable.

11. Upon the request of the Company, the Executive shall immediately return all property of the Company in his possession, including but not limited to all key cards, equipment, and originals and copies of all files, books, manuals, records, lists, printouts, software and any other documents of the Company. The Executive acknowledges that he shall not retain any copies of any documents, records or files in either written or electronic form.

12. After the Executive signs this Agreement, the Executive will have 7 days to revoke it. If the Executive wants to revoke it, the Executive should deliver a written revocation to Anthony Angelini. If the Executive does not revoke it, the Executive will receive the payment described in Paragraph 2.

COMPANY

TSS, INC.

By:	/s/ Anthony Angelini	Date:	December 13, 2017
Name: Anthony Angelini
Title: Chief Executive Officer

EXECUTIVE

	/s/ Martin T. Olsen	Date:	December 6, 2017
Executive

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